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                               Arthur Andersen LLP
                               One Financial Plaza
                           Hartford, Connecticut 06103

                                                                    Exhibit 16.1

November 15, 1999

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

         We have read paragraphs (i) through (v) of section (a) of Item 4 included in the Form 8-K dated November 15, 1999 of Gunther International, Ltd. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP



cc:     Mr. Michael M. Vehlies, Chief Financial Officer
        Gunther International, LTD




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